PRUDENTIAL MULTI-SECTOR FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4077






                                                December 29, 1997



SEC Operations Center (OFICS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit

                         Re:    Prudential  Multi-
Sector Fund, Inc.
                              File No. 811-6047

Gentlemen:

     Enclosed  is  one (1) copy of the Semi-Annual
Report  on  Form N-SAR for Prudential Multi-Sector
Fund, Inc. for the period ended October 31, 1997.

     The Form N-SAR was filed using the Edgar system.



                                        Very truly
yours,



                                   /s/Marguerite
E. H. Morrison
                                   Marguerite E.H.
Morrison
                                   Assistant
Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of December, 1997.







               Prudential Multi-Sector Fund, Inc.




Witness:/s/    Marguerite    E.    H.     Morrison
By:/s/Grace C. Torres
         Marguerite E.H. Morrison            Grace
C. Torres
                    Assistant            Secretary
Assistant Treasurer